Exhibit 10.27
AMENDMENT 1
to
GRANT AGREEMENT
Investment ID INV-027470
AMENDMENT SUMMARY & SIGNATURE PAGE

AMENDMENT INFORMATION
Agreement to be Amended:	Grant agreement between the Bill & Melinda Gates Foundation and Decoy Therapeutics, Inc, effective September 9, 2021, and bearing Investment ID INV- 027470
Amendment Purpose:	Supplement and Term Extension
Amendment Date:	Date of last signature
Amended “End Date”:	The term of the Agreement is extended by changing the End Date to February 28, 2025
This Amendment includes and incorporates into the Agreement by this reference:	This Amendment Summary & Signature Page and: - Attachment A-1 - Investment Document (date updated August 13, 2023) - Budget (date updated June 27, 2023)
THIS AMENDMENT amends, and is made part of, the above-referenced Agreement and is effective as of the date of last signature. Capitalized terms not defined in this Amendment will have the meaning provided in the Agreement. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment will prevail.
The Parties enter into this Amendment by having their authorized representatives sign below. Facsimile and electronic signatures will be binding for all purposes.

BILL & MELINDA GATES FOUNDATION	DECOY THERAPEUTICS, INC

/s/ Jacqueline Kirchner	/s/ Peter Marschel

By- Jacqueline Kirchner	By: Peter Marschel
Title Senior Program Officer	Title: CFO & Treasurer

August 29, 2023	August 29, 2023
Date	Date

AMENDMENT 1
to
GRANT AGREEMENT
Investment ID INV-027470
ATTACHMENT A-1
The Parties agree to amend the Agreement as provided below.
SUPPLEMENTAL FUNDS
The Foundation has approved Your request for the supplemental grant amount of $4,084,500.00 (“Supplemental Funds”). Going forward, all references to “Grant Funds” under the Agreement will include these Supplemental Funds.
REPORTING & PAYMENT SCHEDULE
The Foundation will disburse the Supplemental Funds to You, and You will submit remaining reports, according to the Reporting & Payment Schedule below. Remaining reports must include information about both the original grant amount and the Supplemental Funds.

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	Countersigned Agreement		PAID September 2021	$480,400.00 PAID
	Milestone 1 - Utility of DCOY101 as a pre and/or post-infection therapeutic	COMPLETED	PAID August 2022	$424,244.00 PAID
Start Date (Sep 9, 2021) to Dec 31,2021	Progress Report Period 1	COMPLETED
January 1,2022 to Dec 31,2022	Progress Report Period 2	RECEIVED In-process
	Countersigned Amendment		Within 15 days after receipt of countersigned Agreement	$3,500,000.00
January 1,2023 to Dec 31,2023	Progress Report Period 3	March 31, 2024	May 2024	$584,500.00
	Global Access Strategy / Commitment	March 31, 2024
January 1,2024 to Dec 31,2024	Progress Report Period 4	March 31, 2025
Start Date (Sep 9, 2021) to End Date (Feb 28, 2025)	Final Report	April 30, 2025
Amended Total Grant Amount				$4,989,144.00

2 of 3	Version: April 2021

SUPPLEMENTAL PROJECT DESCRIPTION AND CHARITABLE PURPOSE
The Foundation is awarding You the Supplemental Funds to carry out the project described in the Investment Document (“Supplemental Project”) in order to further the Charitable Purpose. Going forward, all references to “Project” under the Agreement will include the Supplemental Project.
USE OF SUPPLEMENTAL FUNDS
You may not use the Supplemental Funds for any purpose other than the Supplemental Project.
ADDITIONAL TERMS
The Agreement is amended to include the following terms:
GLOBAL ACCESS MILESTONES
To further define Your Global Access commitments, You are required to complete a Global Access Strategy and any other Global Access activities and documentation listed in the Reporting & Payment Schedule. The Global Access Strategy should address the following concepts with respect to all Funded Developments: (a) identification of Background Technology at the outset of the Project and any Funded Developments created during the Project and specific strategies to ensure access to such Funded Developments and Background Technology; (b) agreements and/or procedures for transfers of materials and data among Project Collaborators or third parties relevant to the Project; (c) reporting processes for the creation of Funded Developments to both the Project management team and to the Foundation as well as the publishing and dissemination of the knowledge and information gained from the Project; (d) strategies to secure, manage and allocate intellectual property rights associated with the Funded Developments or Background Technology in a way that ensures Global Access while providing incentives for future potential private sector participation; and (e) anticipated development, commercialization and sustainability strategies during and after the Project to ensure that Global Access can be met.
You may not materially change the plans and strategies contained in any Global Access documents after they have been approved by the Foundation without the Foundation’s prior written approval. You will provide the Foundation with updates to the Global Access Strategy during each year of the Project describing any new or modified approaches with respect to Funded Developments and Background Technology, and related agreements, taking into account any new product, technology, and commercialization developments and/or market information. “Global Access Strategy” means a written document, subject to the Foundation’s approval, describing how You intend to achieve Global Access given the particular circumstances of the Project. “Project Collaborators” means all current and future subgrantees, subcontractors, partners, agents, affiliates, or other parties who provide any input to the Project.
RELIANCE
You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.
COUNTERPARTS AND ELECTRONIC SIGNATURES
Except as may be prohibited by applicable law or regulation, this Amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

3 of 3	Version: April 2021